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                                [AT&T letterhead]

                                                                    Exhibit 10.3



February 28, 2000




TeleCorp PCS, Inc.
1010 North Glebe Road, Suite 800
Arlington, Virginia 22201
Attn: Thomas H. Sullivan

         Reference is made to that certain Agreement and Plan of Reorganization and Contribution dated February 28, 2000 (the "Merger Agreement") by and among TeleCorp PCS, Inc. ("TeleCorp"), Tritel, Inc. and AT&T Wireless Services, Inc. ("AT&T"). Capitalized terms used but not defined in this Letter Agreement shall have the meaning ascribed to them in the Merger Agreement.

         In the event that AT&T is unable to deliver or cause the delivery of the Indus Assets, and AT&T neither delivers or causes to be delivered to the Holding Company Replacement Assets, in lieu of terminating the Contribution pursuant to Section 1.14(d)(ii) of the Merger Agreement, TeleCorp shall have the option, exercisable by notice given within five days after receipt of the Non-Replacement Notice, to elect to have AT&T's 10 MHz license for the Milwaukee BTA constitute Replacement Assets, and to accept delivery of that license in lieu of, and in full satisfaction of, AT&T's obligation to deliver the Indus Assets.

         This letter Agreement shall terminate upon the earlier of notice by TeleCorp to AT&T of its election to terminate this Letter Agreement, the Indus Closing or the Closing.

                                           AT&T WIRELESS SERVICES, INC.



                                           By:
                                               -------------------------

         Accepted and Agreed
         as of February 28, 2000

         TELECORP PCS, INC.


         By:
            -------------------------
         Thomas H. Sullivan